Exhibit 10.4

Confidential

EXCLUSIVE LICENSE AGREEMENT

Between

The University of Washington

and

MICRO VISION, INC.

This AGREEMENT is entered into as of the 3rd day of March, 1994 (hereinafter the “EFFECTIVE DATE” by and between the University of Washington, a public institution of higher education with offices at Seattle, Washington 98195, hereinafter referred to as “UW” and MICRO VISION, INC. having a place of business at 6500 Columbia Center 701 Fifth Avenue Seattle, WA 98104-7003 (hereinafter “MICRO VISION”).

Whereas, UW has sole ownership of UW PROPRIETARY MATTER (defined below) deriving from development of a HALO Display (“HALO”, and further referenced as “UW INVENTION”, below) and thus is the sole licensor of LICENSED SUBJECT MATTER (defined below);

WHEREAS, UW desires that the HALO be used as soon as possible in the public interest, and to this end desires to transfer the HALO to a company capable of commercially exploiting the HALO.

WHEREAS, MICRO VISION desires, for the purpose of commercial exploitation, to acquire a license to certain UW PATENT rights in and to the HALO and to receive certain TECHNICAL INFORMATION relating to the HALO.

NOW, THEREFORE, in consideration of the above and the mutual covenants, terms, and conditions set forth below, UW and MICRO VISION agree as follows:

1.0          Definitions

1.1           Terms defined in this Article, and parenthetically defined elsewhere in this AGREEMENT, shall throughout this AGREEMENT have the meaning provided. Defined terms may be used in the singular or in the plural, as sense shall require. Terms defined in this Article and throughout this AGREEMENT will be printed in capital letters for ease of reference.

1.2           “PARTIES” means UW (as the Licensor hereto) and MICRO VISION (as the Licensee hereto), including AFFILIATES, successors or assigns as permitted by this AGREEMENT, and “PARTY” means either one of them as the context where such term is used indicates.

1.3           “AFFILIATE” means any corporation, company, new startup company, or other business entity (including any joint venture, partnership, form of association or otherwise) and directly or indirectly controlling, controlled by, or under common control with MICRO VISION; “control” of an entity for purposes of this definition shall mean having the right to direct or to appoint or remove a majority or more of the members of the board of directors (or their equivalent) or management (including the president, chairman of the board, or general or managing partner as applicable) of said entity, by contract, agreement, provisions in the applicable articles or bylaws, ownership of or holding rights to vote sufficient numbers of voting shares, securities or other rights entitled to vote for, appoint, or remove the same, or having such right to so direct or appoint the same by applicable law.

1.4           “This AGREEMENT” means this License Agreement as amended in writing by the PARTIES from time to time.

1.5           “EFFECTIVE DATE” means the date referenced in the Preamble above. The EFFECTIVE DATE takes effect upon signature of this AGREEMENT by the PARTIES hereto.

1.6           “TECHNICAL INFORMATION” shall mean any technical facts, data, or advice, written or oral (in the form of information contained in UW PATENTS and UW PATENT applications, reports, letters, drawings, specifications, testing procedures, training and operational manuals, bills of materials, photographs and the like) relating to the HALO and owned or in the possession of UW.

1.7           “UW INVENTION” means the “HALO Display” as described and disclosed in UW’s Office of Technology Transfer (OTT) file #02-94-11.

1.8           “UW PATENTS” means all U.S. and foreign utility and design Patents and Patent applications (including any divisionals, continuations, continuations in part, reexaminations, extensions, renewals, or reissues thereof), design registrations, utility models and similar rights and applications therefore as part of the HALO Display.

1.9           “COPYRIGHTS” means all registered and unregistered statutory copyright rights and applications for registration thereof and all common law COPYRIGHTS.

1.10         “UW PROPRIETARY MATTER” means any combination of COPYRIGHTABLE or COPYRIGHTED work, UW INVENTIONS, UW PATENTS, and TECHNICAL INFORMATION.

1.11         “LICENSED SUBJECT MATTER” shall mean any subject matter, including but not limited to products and processes, covered in whole or in part by the UW PROPRIETARY MATTER for the FIELD OF USE specified below and in the TERRITORY in which said subject matter is made, used, or sold; and any product incorporating any TECHNICAL INFORMATION.

1.12         “FIELD OF USE” shall mean all possible uses for the HALO technology.

1.13         “TERRITORY” shall mean world wide territory.

1.14         “CONFIDENTIAL INFORMATION” means confidential information or data disclosed to a PARTY (the “RECEIVING PARTY”) in connection with HALO by the other PARTY (or, with respect to MICRO VISION, by its AFFILIATE) (the “DISCLOSING PARTY”), including without limitation trade secrets, algorithms, processes, formulae, programming,

TECHNICAL INFORMATION, programming concepts and methods, source code and accompanying comments and documentation which allow understanding thereof, product specifications and procedures of operation, and all records, models, prototypes, other media containing or disclosing such information or data, except any such information that (i) is already or becomes generally available to the public free from any confidentiality obligations through no breach of any confidentiality obligation under this AGREEMENT by the RECEIVING PARTY (provided, however, that information shall not be deemed generally available to the public merely because any part of that information is embodied in general disclosures or because individual features or components, or a combination thereof, are now or become generally available to the public), (ii) is already known by the RECEIVING PARTY (or, with respect to MICRO VISION, by its AFFILIATE), without any confidentiality obligation to the DISCLOSING PARTY, prior to receipt from the DISCLOSING PARTY, (iii) is independently developed by the RECEIVING PARTY (or, with respect to MICRO VISION, by its AFFILIATE), without use of CONFIDENTIAL INFORMATION of the DISCLOSING PARTY, (iv) is independently disclosed to the RECEIVING PARTY (or, with respect to MICRO VISION, to its AFFILIATE) by a source other than the DISCLOSING PARTY which source is under no obligation to maintain the confidentiality thereof (provided that the RECEIVING PARTY shall not disclose any such information regardless of the source if the RECEIVNG PARTY knows or has reason to know that such information should be kept confidential), or (v) is required by a court or governmental agency to be disclosed to it by the RECEIVING PARTY (or, with respect to MICRO VISION, by its AFFILIATE) in connection with any proceeding over which such agency or authority has jurisdiction, provided that the RECEIVING PARTY (or, with respect to MICRO VISION, its AFFILIATE) shall use its best efforts to obtain confidential treatment of such information by the court or agency and shall accompany its disclosure to the court or agency with written notice of the DISCLOSING PARTY’s proprietary rights therein.

2.0          Grant

2.1           UW hereby grants to MICRO VISION, and MICRO VISION accepts, an exclusive license, with the right to sublicense during the term of exclusivity, to make, use, and sell LICENSED SUBJECT MATTER in the TERRITORY and for the FIELD OF USE.

2.2           The license granted above is subject to a reserved non-exclusive license in UW and the Washington Technology Center (a state institution headquartered on the UW Campus) to make, have made, and use products, processes, or other subject matter covered by UW PROPRIETARY MATTER for non-commercial research and instructional purposes in all fields of use.

3.0          Sublicensing

3.1           During the term of exclusivity of the license granted in this AGREEMENT, MICRO VISION shall have the right to grant sublicenses to UW PROPRIETARY MATTER in the FIELD OF USE and for the TERRITORY without any additional compensation due to UW beyond the compensation set forth in Article 7 for the license granted under this AGREEMENT.

3.2           Any and all sublicenses in and to UW PROPRIETARY MATTER granted by MICRO VISION shall not be subject to prior approval of UW.

3.3           MICRO VISION agrees, at the request of UW, to forward to UW a list of any and all sublicensees pertaining to UW PROPRIETARY MATTER.

4.0          TECHNICAL INFORMATION

4.1           UW agrees to disclose to MICRO VISION any other TECHNICAL INFORMATION, whether confidential or non-confidential, not obtained by UW under conditions of confidentiality to others, in UW’s possession as of the EFFECTIVE DATE or during the term of this AGREEMENT that in UW’s judgment is necessary or valuable to the commercial exploitation of LICENSED SUBJECT MATTER.

4.2           MICRO VISION agrees to keep any TECHNICAL INFORMATION received from UW and identified by UW as confidential under conditions of strict secrecy and to use the same degree of care MICRO VISION would for its own confidential TECHNICAL INFORMATION, but no less than reasonable care, to protect UW’s confidential TECHNICAL INFORMATION from disclosure to unauthorized third parties.

5.0          Diligence

5.1           MICRO VISION, during the term of this AGREEMENT, shall utilize its best efforts in proceeding with the development, manufacture, sale, and other commercial exploitation of UW PROPRIETARY MATTER, and in creating a supply and demand for LICENSED SUBJECT MATTER.

6.0          INVENTIONS, Patent Prosecution and Cost Recovery

6.1           MICRO VISION shall pay all reasonable costs associated with the filing and prosecution of any UW PATENT application which it has properly requested UW to make. MICRO VISION agrees to pay invoices for such fees and costs submitted by UW within sixty (60) days of receipt of any such invoice from UW.

6.2           MICRO VISION hereby requests UW, pursuant to Paragraph 6.1 of this Agreement, to proceed with drafting and filing a patent application for the HALO Display. UW hereby agrees to take diligent efforts to file such a patent application within Six (6) months from the EFFECTIVE DATE hereof.

6.3           UW, in consultation with MICRO VISION, shall have the overall control of the selection of counsel, preparation, filing, prosecution and maintenance, of any applications for UW PATENTS or COPYRIGHT registrations for UW PROPRIETARY MATTERS, and examinations thereof, of any validity, opposition or re-examination proceedings related thereto, and of the settlement or disposition of all matters related thereto (including the renewal, defense or assertion thereof); UW shall have no liability or obligation to MICRO VISION with respect to its exercise of discretion or handling of such matters, except to make such reports and respond to MICRO VISION’S comments or requests, as may be appropriate. UW and Micro Vision agree to meet and confer prior to the selection of any invention disclosure, filing of new patents or other material patenting decisions.

6.4           UW shall keep MICRO VISION informed of the status of any and all UW PATENTS and UW PATENT applications comprising UW’S PATENTS, and shall provide MICRO VISION with the opportunity to advise UW on courses of action respecting the filing of UW PATENT applications relating to the UW INVENTION, prosecution of UW PATENT applications, and management of UW PATENTS.

6.5           In the event that MICRO VISION determines that it does not desire to reimburse UW, or fails for any reason to reimburse UW for UW PATENT fees incurred under Paragraph 6.1 above, it will promptly notify UW of its decision and UW shall thereafter have the sole and exclusive right to file and/or maintain any such UW PATENT and/or UW PATENT application, either foreign or domestic, at its own expense; and, any UW PATENT issued or issuing therefrom shall not be included among THE LICENSED SUBJECT MATTER. MICRO VISION and UW agree to cooperate in filing UW PATENT applications in UW’s name on any such UW INVENTION and/or improvement where MICRO VISION declines to proceed in its own name and at its own expense.

7.0        Licensing Fees

7.1           In consideration for the grant of this License, MICRO VISION agrees to pay to UW a non-refundable license issue fee of Twenty Five Thousand Dollars ($25,000) due and payable as of the EFFECTIVE DATE.

7.2           In further consideration for the grant of this License, MICRO VISION agrees to pay the following non-refundable payments of cash and equity in MICRO VISION, based upon patent milestone dates of the items recited below:

a.            On filing a, or, if there is more than one, on filing the first HALO Display patent application, MICRO VISION agrees to pay to UW Seventy Five Thousand Dollars ($75,000) and grant equity to UW of One Hundred Thousand (100,000) shares of stock in MICRO VISION. MICRO VISION’S obligation under this Paragraph 7.2 (a) extends only to the first such HALO Display patent application to be filed, even though multiple applications may be filed. MICRO VISION agrees to issue the stock in the name of UW and in the name of the inventor of HALO as follows:

UW	Twenty Thousand Shares (20,000)
Thomas A. Furness III	Eighty Thousand Shares (80,000)

b.           On issuance of a, or, if there is more than, the first to issue HALO Display patent application, MICRO VISION agrees to pay One Hundred Thousand Dollars ($100,000) and grant equity of Two Hundred Thousand shares of stock in MICRO VISION. MICRO VISION’S obligation under this Paragraph 7.2 (b) extends only to the first such HALO Display patent application to be issued, even though multiple applications may be issued. MICRO VISION agrees to issue the stock in the name of UW and in the name of the inventor of HALO as follows:

UW	Forty Thousand Shares (40,000)
Thomas A. Furness III	One Hundred Sixty Thousand Shares (160,000)

7.3           All payments required under this AGREEMENT shall be made in U.S. dollars by check or money order payable to the University of Washington, and delivered to UW as specified in this AGREEMENT; or, if so directed in writing by UW, in such currency, form, and to such account as UW may designate.

8.0        Term and Termination of Exclusivity

8.1           The term for the exclusive license to UW PROPRIETARY MATTER shall extend from the EFFECTIVE DATE of this AGREEMENT to thirty (30) days written notice by UW for cause. Cause shall only exist if MICRO VISION fails to pay licensing fees identified in Paragraph 7 above or fails to reimburse for patent prosecution costs as identified in Paragraph 6 above. UW’s option to terminate exclusivity shall be in addition to any and all other legal remedies which UW may have for the enforcement of any and all terms hereof, and does not in any way limit any other legal remedy UW may have.

8.2           Upon expiration or termination of exclusivity:

a)                                      the license granted herein shall become non-exclusive and shall remain in effect for the duration of this AGREEMENT;

b)                                     MICRO VISION shall have no further right to grant sublicenses;

c)                                      MICRO VISION shall no longer have first right to bring suit for infringement of UW PROPRIETARY MATTER; and

d)                                     MICRO VISION shall have no further obligation to reimburse UW for any fees or costs incurred by UW after expiration or termination of exclusivity and related to UW PROPRIETARY MATTER .

9.0          Term and Termination of AGREEMENT

9.1           The term of this AGREEMENT shall commence on the EFFECTIVE DATE and shall continue until the last of UW PROPRIETARY MATTER expires, unless sooner terminated in accordance with the provisions set forth in this AGREEMENT.

9.2           Upon failure of UW or MICRO VISION to cure a material breach of this AGREEMENT within thirty (30) days after a written demand for performance, the notifying PARTY shall have the right at any time to terminate this AGREEMENT by written notice to the other PARTY.

9.3           MICRO VISION shall have a right to terminate this AGREEMENT with or without cause, upon ninety (90) days prior written notice to UW.

9.4           In the event that no UW PATENTS covering LICENSED SUBJECT MATTER have been filed within Five (5) years from the EFFECTIVE DATE, or, if filed, that no UW PATENTS remain pending in or issued from any country’s patent office, then following Five Years from the EFFECTIVE DATE either PARTY may terminate this AGREEMENT following ninety (90) days written notice of such intent to terminate to the other PARTY.

9.5           The provisions under which this AGREEMENT may be terminated shall be in addition to any and all other legal remedies which either PARTY may have for the enforcement of any and all terms hereof, and do not in any way limit any other legal remedy such PARTY may have.

9.6           Termination of this AGREEMENT shall terminate all rights and licenses granted to MICRO VISION relating to UW PROPRIETARY MATTER.

9.7           Termination by UW or MICRO VISION under the options set forth in this AGREEMENT shall not relieve MICRO VISION from any financial obligation to UW accruing prior to or after termination or from performing according to any and all other provisions of this AGREEMENT expressly agreed to survive termination.

9.8           In the event that there remain no valid, enforceable, and infringed UW PROPRIETARY MATTER covering LICENSED SUBJECT MATTER, then following termination MICRO VISION and any sublicensees shall have no further obligation to pay royalties thereon or to account to UW therefore.

10.0        Notices

10.1         Any notice or other communication required or permitted to be given by either PARTY hereto shall be deemed to have been properly given and be effective upon the date of delivery if delivered in writing to the respective addresses set forth below, or to such other address as either PARTY shall designate by written notice given to the other PARTY. If notice or other communication is given by facsimile transmission, said notice shall be confirmed by prompt delivery of the hardcopy original.

Address and Telephone:

For UW	For MICRO VISION, INC.

For Confidentiality, Patenting or Licensing Matters:	MICRO VISION, Inc.
The University of Washington	6500 Columbia Center
Office of Technology Transfer	701 Fifth Avenue
Mail Stop JD-50	Seattle, WA 98104-7003
Seattle, WA 98195
(206) 587-3780
Physical Address:
1107 N.E. 45th Street N.E.	Attn: Mr. David Hunter, Executive Vice President
Suite 200
Seattle, WA 98105	w/copy Mr. James Biagi
Monahan & Robinson, P.S.
For Technical Matters:	6500 Columbia Center
The Human Interface Technology Laboratory	701 Fifth Avenue
Washington Technology Center	Seattle, WA 98104-7003
Mail Stop FJ-15	(206) 587-5700
Seattle, WA 98195

11.0        Patent Marketing

11.1         MICRO VISION shall mark, and shall require any sublicensee to mark, any and all material forms of LICENSED SUBJECT MATTER or packaging pertaining thereto made and sold by MICRO VISION (and/or by its sublicensees) with an appropriate patent marking identifying the pendency of any U.S. patent application and/or any issued U.S. or foreign patent forming any part of UW PROPRIETARY MATTER.

12.0        Patent Infringement

12.1         Each PARTY shall promptly inform the other PARTY of any alleged infringement of UW PROPRIETARY MATTER by a third party, and provide any available evidence thereof.

12.2         Subject to Paragraph 12.6 below, during the term of exclusivity of the license granted hereunder, MICRO VISION shall have the first right to settle any alleged infringement of UW PROPRIETARY MATTER by securing cessation of the infringement, instituting suit against the infringer, or entering into a sublicensing agreement in and to relevant UW PATENTS in UW PROPRIETARY MATTER. To enjoy said first right, MICRO VISION must initiate bona fide action to settle any alleged infringement within ninety (90) days of learning of said infringement. After MICRO VISION has recovered its reasonable attorney’s fees and other expenses directly related to any action, suit, or settlement for infringement of UW PROPRIETARY MATTER, UW and MICRO VISION shall divide any remaining damages, awards, or settlement proceeds in the following manner:

UW	Forty percent (40%)
MICRO VISION	Sixty percent (60%)

provided, however, any payment by an alleged infringer as consideration for the grant of a sublicense shall be handled according to the royalty provisions for sublicense set forth in this AGREEMENT.

12.3         If MICRO VISION chooses to institute suit against an alleged infringer during the term of exclusivity as provided in this AGREEMENT, MICRO VISION may do so in UW’s name (if required by law, otherwise, in MICRO VISION’S name) but at MICRO VISION’S sole expense, and UW shall, but at MICRO VISION’S expense for UW’s direct associated expenses, fully and promptly cooperate and assist MICRO VISION in connection with any such suit. Any and all damages, awards, or settlement proceeds arising from such a MICRO VISION-initiated action shall be MICRO VISION’S.

12.4         If MICRO VISION fails, within ninety (90) days of learning of an alleged infringement, to secure cessation of the infringement, institute suit against the infringer, or provide to UW satisfactory evidence that MICRO VISION is engaged in bona fide negotiation for the acceptance by infringer of a sublicense in and to relevant UW PATENTS in UW PROPRIETARY MATTER, UW upon written notice to MICRO VISION may assume full right and responsibility to secure cessation of the infringement, institute suit against the infringer, or secure acceptance of a sublicense from MICRO VISION in and to relevant UW PATENTS in UW PROPRIETARY MATTER, approval for which sublicense MICRO VISION shall not unreasonably withhold.

12.5         If UW in accordance with the terms and conditions of this AGREEMENT chooses to institute suit against an alleged infringer, UW may bring such suit in its own name (or, if required by law, in its and MICRO VISION’s name) and at its own expense, and MICRO VISION shall, but at UW’s expense for MICRO VISION’S direct associated expenses, fully and promptly cooperate and assist UW in connection with any such suit. Any and all damages, awards, or settlement proceeds arising from such a UW-initiated action shall be UW’s.

12.6         Neither MICRO VISION nor UW is obligated under this AGREEMENT to institute a suit against an alleged infringer of UW PROPRIETARY MATTER.

12.7         Prior to making a claim of infringement or commencing any litigation regarding infringement as provided for in this Article, MICRO VISION shall obtain prior approval of UW, and such approval of UW shall not be unreasonably withheld. Prior to settling a claim of infringement or settling any litigation regarding infringement as provided for in this Article, MICRO VISION shall obtain prior approval of UW, and such approval of UW shall not be unreasonably withheld.

13.0        Patent Validity

13.1         If any claim challenging the validity or enforceability of any of LICENSED SUBJECT MATTER shall be brought against MICRO VISION, MICRO VISION shall promptly notify UW. UW, at its option, shall have the right, within thirty (30) days after notification by MICRO VISION of such action, to intervene and take over the sole defense of the claim at UW’s expense.

13.2         If MICRO VISION challenges the validity or enforceability of any of UW PATENTS, MICRO VISION agrees not to suspend any payments due UW until such time as that UW PATENT is determined to be invalid or unenforceable by final judgment of a court of competent jurisdiction from which no appeal can be or is taken.

14.0        Use of Names

14.1         UW and MICRO VISION each agree that they will not use the name, trademark, or other identifier of the other for any advertising, promotion, publicity or commercially related purposes except;

a)                                      with advance written approval of the other PARTY;

b)                                     to the extent required by UW Boards, UW Committees, UW policies and procedures or by law, UW may indicate that this AGREEMENT exists, may disclose the terms of the AGREEMENT and may use the names The University of Washington, or MICRO VISION solely to describe the relationship between the UW and MICRO VISION established by this AGREEMENT; or

c)                                      to the extent required by law and in a form previously approved in writing by the UW, MICRO VISION may indicate in any investment offering (public or private), including but not limited to sub-licensing, co-development, etc. circulated by MICRO VISION that this AGREEMENT exists, may disclose the terms of this AGREEMENT, and may use the names the University of Washington solely to describe the relationship between the UW and MICRO VISION established by this AGREEMENT.

14.2         UW and MICRO VISION each agree that they will not use the name, trademark, or other identifier of the other for any advertising, promotion, or other commercially related purpose except as provided for above or except upon advance written notice and approval to the other PARTY.

15.0        Representations and Warranties

15.1         UW represents and warrants that it has the right to grant the license in and to UW PATENTS and disclose the TECHNICAL INFORMATION set forth in this AGREEMENT.

15.2         UW represents that Ms. Margaret Wagner Dahl is authorized to sign this AGREEMENT on behalf of UW.

15.3         MICRO VISION represents that Mr. David Hunter and Mr. Caisey Harlingten are authorized to sign THIS AGREEMENT on behalf of MICRO VISION.

15.4         Nothing in this AGREEMENT shall be construed as

a)                                       A representation or warranty by UW as to the patentability, validity, scope, or usefulness of any of UW’s PROPRIETARY MATTER; or

b)                                     A representation or warranty by UW that anything made, used, sold, or otherwise disposed of under any license granted in this AGREEMENT is or will be free from infringement of patents or other proprietary rights of third parties;

c)                                      an obligation to bring or prosecute actions or suits against third parties for infringement.

15.5         MICRO VISION represents that it is a company formed to further develop the HALO Display into a commercially viable product, and that it is and will take good faith efforts towards that end. MICRO VISION understands UW’s concerns regarding the competitive atmosphere for products having applications similar to those of the HALO Display, and agrees with UW’s concerns regarding the potential for a licensee to “buy out” the rights of a licensor in order to keep a product OFF the market to thereby benefit anothers’ product. To this end, MICRO VISION specifically represents and warrants that at no time will it take actions intended to defeat, delay, suspend, or otherwise prevent the HALO Display from attaining commercial viability as soon as reasonably possible.

15.6         Except as expressly set forth in this AGREEMENT, UW MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF ANY UW PROPRIETARY MATTER OR ANY LICENSED SUBJECT MATTER WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS. UW MAKES NO REPRESENTATIONS AS TO THE USEFULNESS OF UW INVENTION(S): IF MICRO VISION CHOOSES TO EXPLOIT IT IN ANY MANNER WHATSOEVER, MICRO VISION DOES SO AT ITS OWN RISK.

16.0        Indemnification

16.1         The PARTIES mutually agree to indemnify, hold harmless and defend the other’s officers, inventors, employees, students, and agents, against any and all claims, suits, losses, damages, costs, fees and expenses resulting from or arising out of exercise of this AGREEMENT including, but not limited to, any damages, losses or liabilities whatsoever with respect to death or injury to any person and damage to any property arising from the possession, use, or operation o£ LICENSED SUBJECT MATTER by MICRO VISION or its sub-licensees or any customers, users, or others affected by LICENSED SUBJECT MATTER in any manner whatsoever. This indemnification clause shall survive the termination of this AGREEMENT.

17.0        Applicable Laws

17.1         MICRO VISION agrees to abide by all applicable federal, state, and local laws and regulations pertaining to the management and commercial deployment of LICENSED SUBJECT MATTER under this AGREEMENT.

17.2         MICRO VISION understands that UW is subject to United States laws and federal regulations, including the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), and that UW’s obligations hereunder are contingent upon compliance with applicable United States laws and regulations, including those for export control. The transfer of certain TECHNICAL INFORMATION and LICENSED SUBJECT MATTER may require a license from a cognizant agency of the United States Government and/or written assurances by MICRO VISION that MICRO VISION shall not transfer data or commodities to certain foreign countries without prior approval of an appropriate agency of the United States Government. UW neither represents that an export license shall not be required, nor that, if required, it shall be issued.

17.3         The rights and obligations of the PARTIES under this AGREEMENT shall be governed by and construed in accordance with the laws of the State of Washington, and, at the option of UW, venue of the legal or equitable action shall lie in King County, the State of Washington. MICRO VISION hereby accepts the venue and jurisdiction of the Federal District Court of Western Washington or King County Superior Court located in Seattle, Washington, at UW’s option.

18.0        Resolution of Disputes

18.1         MICRO VISION and UW agree that, in the event of a dispute between them arising from, concerning, or in any way related to this AGREEMENT, the PARTIES shall undertake good faith efforts to resolve the matter amicably between themselves.

18.2         In the event an action is commenced to enforce a PARTY’S rights under this AGREEMENT, the prevailing PARTY in such action shall be entitled to recover its reasonable costs and attorney’s fees.

19.0        General

19.1         If any provision of this AGREEMENT shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

19.2         No provision of this AGREEMENT shall be deemed to have been waived by any act of or acquiescence on the part of either PARTY. A waiver may only occur in writing signed by an authorized representative of the PARTY waiving the particular provision involved. No waiver of any provision of this AGREEMENT shall constitute waiver of any other provision or of the same provision on any other occasion.

19.3         No amendment or modification hereof shall be valid or binding upon the parties unless it is made in writing, cites this AGREEMENT, and signed by duly authorized representatives of UW and MICRO VISION.

19.4         This AGREEMENT constitutes the entire agreement between the PARTIES and, supersedes all previous representations, understandings, or agreements, oral or written, between the PARTIES with respect to the subject matter hereof. The headings in this AGREEMENT are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this AGREEMENT.

19.5         The PARTIES agree that the relationship between the PARTIES established by this AGREEMENT does not constitute a partnership, joint venture, agency, or a contract of employment between them.

19.6         Neither PARTY may transfer or assign its rights or obligation under this AGREEMENT, except as provided herein or with the written consent of the other PARTY. This AGREEMENT shall inure to the benefit of and be binding upon each of the PARTIES hereto and their respective permitted successors and assigns.

IN WITNESS WHEREOF, UW and MICRO VISION have executed this AGREEMENT, in duplicate originals but collectively evidencing only a single contract, by their respective duly authorized officers, on the dates hereinafter written.

For MICRO VISION, INC.		The University of Washington

By:	/s/ David Hunter	By:	/s/ Margaret Wagner Dahl
Name:	David Hunter	Name:	Margaret Wagner Dahl
Title:	Executive Vice President	Title:	Acting Director, Office of Technology Transfer

Date:		Date:	3/3/94

By:	/s/ Caisey Harlington
Name:	Caisey Harlingten
Title:	Executive Vice President and Secretary, Treasurer

Date: